CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Comboox DAO LLC (the "Company") of our report dated March 12, 2025, with respect to the financial statements of the Company and the related notes as of and for the year ended December 31, 2024, which appears in this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Kustov & Associates, Inc.

San Francisco, California
March 12, 2025